Exhibit 10.4

THIRD AMENDMENT

TO THE

SALARY CONTINUATION AGREEMENT

FOR

RACHEL R. AMDAHL

THIS AMENDMENT (the “Amendment”) is adopted as of the 1st day of October, 2026, by Opportunity Bank of Montana, formerly American Federal Savings Bank (the “Company”).

The Company and Rachel R. Amdahl (the “Executive”) executed the Salary Continuation Agreement effective as of November 16, 2006 (as amended, the “Agreement”). The Company now wishes to increase the Agreement’s benefits.

NOW, THEREFORE, the Company adopts the following amendment to the Agreement:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1.1         Amount of Benefit. The annual benefit under this Section 2.1 is Sixty-One Thousand Five Hundred Dollars ($61,500).

Section 2.4 of the Agreement shall be deleted in its entirety and replaced by the following:

2.4

Early Termination. If a Termination of Employment occurs prior to the Early Retirement Date, other than a Termination for Cause described in Section 5.2, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

The Schedule A originally attached to the Agreement shall be removed and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, a representative of the Company has executed this Amendment as indicated below and as of the date above:

Executive:	Employer:

/s/ Rachel R. Amdahl	By:	/s/ Laura F. Clark
	Its:	Chief Executive Officer